UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 15, 2007

EAU Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51807	87-0654478
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1464 West 40 South, Suite 200, Lindon, Utah 84042
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (801) 443-1031

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

As described below at Item 2.01, on November 15, 2007, EAU Technologies, Inc. (“EAU” or the “Company”) closed the sale of the assets of its consumer division to Perfect Water & Essentials, LLC (“PWE”). In connection with the sale, PWE paid $150,000 to EAU in the form of a promissory note. The note has a maturity date of November 15, 2009. During the first year of the term of the note, it shall bear no interest. Beginning on November 15, 2008, and until the note is paid in full, the note shall bear interest at the rate of 10% per annum. A copy of the promissory note is filed herewith as Exhibit 10.1.

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

Closing of Sale of Consumer Division Assets. As previously disclosed in the Form 8-K filed on August 22, 2007, on August 16, 2007, EAU and PWE entered into that certain Agreement for Purchase and Sale of Assets--Perfect Empowered Drinking Water and Perfect Essentials (the “Asset Purchase Agreement”) pursuant to which PWE had the right to purchase certain assets of the Company which were used in the operation of its consumer division, which division is commonly referred to by the Company as the Perfect Essentials Division. The description of the Asset Purchase Agreement and related agreements included in the August 22 Form 8-K is incorporated herein by this reference. The Exhibit includes a complete description of the assets that were sold to PWE. Prior to the negotiation of this transaction, the Company did not have any relationship with PWE.

The Asset Purchase Agreement required PWE to close on the acquisition no later than September 12, 2007. As the transaction did not close on that date, PWE forfeited earnest money in the amount of $50,000 to EAU.

On September 27 and November 2, 2007, the parties entered into extension agreements which allowed for additional time for the transaction to be completed. Pursuant to those agreements, PWE deposited additional funds totaling $150,000 with EAU, of which $100,000 represented extension fees and $50,000 represented additional earnest money to be applied against the total purchase price of $2.5 million.

On November 15, the parties closed the purchase transaction under the Assets Purchase Agreement. At the closing, PWE paid a total of $2,300,000 in cash (in addition to the cash on deposit of $50,000 applied toward the purchase price) plus a promissory note of $150,000.

Section 9 - Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(a)    Financial Statements of Businesses Acquired.
Not applicable

(b)    Pro Forma Financial Information.
Not applicable

(a)    Financial Statements.
Not applicable.

(b)    Pro Forma Financial Information.
Set forth below are the following unaudited pro forma condensed financial statements:

1.	Introduction to Condensed Pro Forma Financial Statements.

2.	Pro Forma Condensed Statements of Operations for the Year Ended December 31, 2006 and the Nine Months Ended September 30, 2007.

3.	Pro Forma Condensed Balance Sheet as of September 30, 2007.

4.	Notes to Unaudited Pro Forma Condensed Financial Statements

Unaudited Pro Forma Condensed
Financial Information

Introductory Note: On November 15, 2007, EAU Technologies, Inc. (“EAU”, or the “Company”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Perfect Water & Essentials, LLC (“PWE”, or the “Buyer”), pursuant to which the Buyer purchased from EAU all of its assets associated with its consumer division (collectively, the “Assets”).

The following unaudited pro forma balance sheet and statements of operations reflect the financial position at September 30, 2007, and the results of operations for the year ended December 31, 2006 and the nine months ended September 30, 2007 of EAU Technologies, Inc. (the "Registrant") as if the disposition of the Assets on November 15, 2007 had occurred on September 30, 2007 for balance sheet purposes and January 1, 2006 for statement of operations purposes.

The unaudited pro forma balance sheet and statements of operations do not purport to represent the Registrant's financial position or results of operations had the transactions actually occurred on September 30, 2007 or January 1, 2006, respectively, or to project the Registrant's results of operations for any future periods.

The pro forma adjustments are based upon available information. These adjustments are directly attributable to the transaction referred to above, and are expected to have a continuing impact on the Registrant's business, results of operations and financial position. The following unaudited pro forma condensed financial statements should be read in conjunction with the historical financial statements of the Registrant, which are included in its Form 10-KSB for the year ended December 31, 2006 and its Form 10-QSB for the nine months ended September 30, 2007.

EAU TECHNOLOGIES, INC.

 Unaudited Pro Forma Condensed Balance Sheets
As of September 30, 2007

ASSETS

	EAU Historical	Pro Forma Adjustments		Pro Forma
CURRENT ASSETS	(Unaudited)	(Unaudited)		(Unaudited)
Cash and cash equivalents	$309,914	$2,350,000	(1)	$2,659,914
Accounts receivable, net	121,497	-		121,497
Accounts receivable - related party, net	44,424	-		44,424
Prepaid expense	11,778	-		11,778
Inventory, net	2,499,817	(54,442	) (2)	2,445,375

Total current assets	2,987,430	2,295,558		5,282,988

PROPERTY AND EQUIPMENT, net of
accumulated depreciation of $198,486	228,055	-		228,055

PROPERTY AND EQUIPMENT - held for sale, net of accumulated depreciation of $382,044	316,064	(316,064	) (2)	-

OTHER ASSETS
Note Receivable	-	150,000	(1)	150,000
Deposits	30,474	-		30,474
Restricted cash	240,000	-		240,000
Intellectual property	51,959	-		51,959
Intellectual property - held for sale	1,146,668	(1,146,668	) (2)	-

Total other assets	1,469,101	(996,668)		472,433

Total assets	$5,000,650	$982,826		$5,983,476

See accompanying notes to unaudited pro forma condensed financial statements

EAU TECHNOLOGIES, INC.

Unaudited Pro Forma Condensed Balance Sheets
As of September 30, 2007 (Continued)

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

	EAU Historical	Pro Forma Adjustments		Pro Forma
CURRENT LIABILITIES	(Unaudited)	(Unaudited)		(Unaudited)
Accounts payable	$375,087	$75,000	(3)	$450,087
Accrued expenses	476,995	-		476,995
Warranty reserve	102,362	-		102,362
Advance - related party	2,000,000	-		2,000,000
Advance deposits on machine orders - related party	697,500	-		697,500
Advance deposits on product orders	17,230	-		17,230
Deposit on sale of consumer division	100,000	-		100,000
Current portion of long-term debt	19,841	-		19,841
Senior convertible note payable - related party, current portion	2,041,667	-		2,041,667

Total current liabilities	5,830,682	75,000		5,905,682

LONG TERM LIABILITIES
Long term debt, net of current portion	62,356	-		62,356
Senior convertible note payable - related party, net of discount of $958,333 net of current portion	-	-		-
Deferred licensing revenue - related party	591,667	-		591,667
Derivative liability - related party	7,186,926	-		7,186,926

Total long term liabilities	7,840,949	-		7,840,949

Total Liabilities	13,671,631	75,000		13,746,631

STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock, $.0001 par value; 50,000,000 shares authorized; 13,567,187 issued and outstanding,	1,357			1,357
Additional paid in capital	32,958,157			32,958,157
Accumulated deficit	(41,630,495)	907,826	(4)	(40,722,669)

Total stockholders’ equity (deficit)	(8,670,981)	907,826		(7,763,155)

Total liabilities and stockholders’ equity (deficit)	$5,000,650	$982,826		$5,983,476

See accompanying notes to unaudited pro forma condensed financial statements

EAU TECHNOLOGIES, INC.

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

	For the Nine Months Ended September 30, 2007
	EAU Historical	Pro Forma Adjustments (5)	Pro Forma

NET SALES - RELATED PARTY	$354,127	$-	$354,127
NET SALES	772,330	(643,866)	128,464
TOTAL SALES	1,126,457	(643,866)	482,591

Cost of goods sold	461,270	(292,200)	169,070
Gross profit	665,187	(351,666)	313,521

OPERATING EXPENSES
Depreciation and amortization	176,347	(111,718)	64,629
Research and development	149,243	(2,101)	147,142
General and administrative	7,537,255	(860,300)	6,676,955
Total operating expenses	7,862,845	(974,119)	6,888,726

LOSS BEFORE OTHER INCOME (EXPENSE)	(7,197,658)	622,453	(6,575,205)
OTHER INCOME (EXPENSE)
Interest expense	(847,822)	3,393	(844,429)
Interest income	14,109	-	14,109
Gain (Loss) on derivative liability	(2,547,615)	-	(2,547,615)
Other income (expense)	39,783	-	39,783
Total other income (expense)	(3,341,545)	3,393	(3,338,152)

LOSS BEFORE PROVISION FOR INCOME TAXES	(10,539,203)	625,846	(9,913,357)
PROVISION FOR INCOME TAXES	-	-	-

LOSS FROM CONTINUING OPERATIONS	$(10,539,203)	$625,846	$(9,913,357)

NET LOSS PER SHARE CONTINUING OPERATIONS	$(0.78)		$(0.74)

WEIGHTED AVERAGE OF SHARES OUTSTANDING	13,478,401		13,478,401

See accompanying notes to unaudited pro forma condensed financial statements

EAU TECHNOLOGIES, INC.

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

	For the Twelve Months Ended December 31, 2006
	EAU Historical	Pro Forma Adjustments (5)	Pro Forma
NET SALES - RELATED PARTY	$1,124,560	$-	$1,124,560
NET SALES	825,149	(767,317)	57,832
TOTAL SALES	1,949,709	(767,317)	1,182,392

Cost of goods sold	1,259,514	(447,124)	812,390
Gross profit	690,195	(320,193)	370,002

OPERATING EXPENSES
Depreciation and amortization	224,199	(135,271)	88,928
Research and development	348,923	-	348,923
General and administrative	7,879,783	(1,394,198)	6,485,585
Total operating expenses	8,452,905	(1,529,469)	6,923,436

LOSS BEFORE OTHER INCOME (EXPENSE)	(7,762,710)	1,209,276	(6,553,434)
OTHER INCOME (EXPENSE)
Interest expense	(1,173,335)	11,898	(1,161,437)
Interest income	22,833	-	22,833
Gain (Loss) on derivative liability	714,404	-	714,404
Gain on sale of assest	72,736	-	72,736
(Loss) on investments	(374,075)	-	(374,075)
Other income (expense)	(43,408)	-	(43,408)
Total other income (expense)	(780,845)	11,898	(768,947)

LOSS BEFORE PROVISION FOR INCOME TAXES	(8,543,555)	1,221,174	(7,322,381)
PROVISION FOR INCOME TAXES	-	-	-
LOSS FROM CONTINUING OPERATIONS	(8,543,555)	1,221,174	(7,322,381)

DISCONTINUED OPERATIONS
Income from operations of discontinued operations	28,248	-	28,248
(Loss) on disposal of discontinued operations	(50)	-	(50)
GAIN FROM DISCONTINUED OPERATIONS	28,198	-	28,198

NET LOSS	$(8,515,357)	$1,221,174	$(7,294,183)

NET LOSS PER SHARE CONTINUING OPERATIONS	$(0.81)		$(0.69)

WEIGHTED AVERAGE OF SHARES OUTSTANDING	10,541,203		10,541,203

See accompanying notes to unaudited pro forma condensed financial statements

EAU TECHNOLOGIES, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRO FORMA PRESENTATION

The accompanying condensed financial statements were prepared by the Company without audit pursuant to the rules and regulations of the Securities and Exchange Commission (SEC). Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations. In management’s opinion all necessary disclosures to the financial statements have been made to present fairly the financial position and results of operations.

On August 16, 2007, EAU Technologies, Inc. (“EAU” or the “Company”) and Perfect Water & Essentials, LLC (“PWC”) entered into an Agreement for Purchase and Sale of Assets--Perfect Empowered Drinking Water and Perfect Essentials (the “Asset Purchase Agreement”) pursuant to which PWE had the right to purchase certain assets of the Company which were used in the operation of its consumer division, which division is commonly referred to by the Company as the Perfect Essentials Division. The description of the Asset Purchase Agreement and related agreements included in the August 22 Form 8-K is incorporated herein by this reference. The Exhibit includes a complete description of the assets that were sold to PWE. Prior to the negotiation of this transaction, the Company did not have any relationship with PWE.

The Asset Purchase Agreement required PWE to close on the acquisition no later than September 12, 2007. As the transaction did not close on that date, PWE forfeited earnest money in the amount of $50,000 to EAU.

On September 27 and November 2, 2007, the parties entered into extension agreements which allowed for additional time for the transaction to be completed. Pursuant to those agreements, PWE deposited additional funds totaling $150,000 with EAU, of which $100,000 represented extension fees and $50,000 represented additional earnest money to be applied against the total purchase price of $2.5 million.

On November 15, the parties closed the purchase transaction under the Assets Purchase Agreement. At the closing, PWE paid a total of $2,300,000 in cash (in addition to the cash on deposit of $50,000 applied toward the purchase price) plus a promissory note of $150,000.

NOTE 2 - PRO FORMA ADJUSTMENTS

The unaudited pro forma condensed balance sheet and statements of operations give effect to the following pro forma adjustments:

(1)	To reflect cash proceeds of $2,300,000 and note receivable of $150,000 from the sale of the Perfect Essentials Division, as if the Disposition had occurred on September 30, 2007.
(2)	To reflect elimination of the accounts associated with the Perfect Essentials Division that are included in the historical financial statements of the Company and transferred to PWE.
(3)	To reflect estimated legal, consulting and other costs directly associated with the Disposition.
(4)
To reflect the estimated net gain related to the Disposition. The actual net gain to be reported in discontinued operations in the Company’s income statement is subject to change pending final determination of the transaction costs and other adjustments.

(5)	To reflect the elimination of the financial results of the Perfect Essentials Division that are included in the historical financial statements of the Company.

(c)    Shell Company Transactions.
        Not Applicable

(d)    Exhibits.

Exhibit Number	Description

10.1	Promissory Note dated November 15, 2007 in favor of the Company by Perfect Water & Essentials, LLC

99.1	Form of Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, EAU Technologies, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 21, 2007	EAU TECHNOLOGIES, INC.

	By:	/s/ Brian D. Heinhold
Brian D. Heinhold
Chief Financial Officer